2020 2021 2022 2023 2024 Source: Company documents and SEC Filings.

Source: Company documents and SEC Filings

2020 2021 2022 2023 Q1 2023 Q1 2024 Source: Company documents and SEC Filings. *Commercial and Retail. (F) – Fintech deposits. (C) – CoRe deposits. 2020 2021 2022 2023 2024

2020 2021 2022 2023 2024 Source: Company documents and SEC Filings.

0.94% 0.95% 0.47% 0.36% 0.33% 0.94% 0.64% 0.48% 0.52% 0.56% -0.40% 0.30% 1.00% 1.70% 2020 2021 2022 2023 2024 MVBF Peers Non-Performing Loans / Total Loans 0.14% 0.08% 0.36% 0.40% 0.23% 0.08% 0.04% 0.05% 0.29% 0.30% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 2020 2021 2022 2023 2024 MVBF - Auto MVBF - Non-Auto MVBF - Total Peers NCOs / Average Loans Source: Company documents, SEC filings and S&P Global Market Intelligence. Peers are defined in the 2023 Proxy Statement. Peer data reflects the most recent data publicly available. 1.88% 1.05% 1.01% 0.95% 1.01% 0.76% 1.16% 1.04% 1.20% 1.11% 0.40% 0.80% 1.20% 1.60% 2.00% 2020 2021 2022 2023 2024 MVBF Peers ACL / Total Loans